UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2018

FITLIFE BRANDS, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	000-52369	20-3464383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4509 S. 143rd Street, Suite 1, Omaha, Nebraska 68137
(Address of principal executive offices)

(402) 333-5260
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01
Entry into a Material Definitive Agreement.

FitLife Brands, Inc. (the “Company”), through its wholly-owned subsidiaries, NDS Nutrition Products, Inc. and iSatori, Inc. (together, the “Subsidiaries”), entered into a Merchant Agreement (the “Agreement”) with Compass Bank, d/b/a Commercial Billing Service (“Compass”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1. Under the terms of the Agreement, subject to the satisfaction of certain conditions to funding, the Subsidiaries agreed to sell to Compass, and Compass agreed to purchase from the Subsidiaries, certain accounts owing from customers of such Subsidiaries, including GNC Holdings, Inc. All amounts due under the terms of the Agreement, totaling up to $3.0 million, are guaranteed by the Company under the terms of a Continuing Guarantee, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2.

On January 22, 2018, the Subsidiaries sold to Compass accounts receivable under the Agreement aggregating approximately $2.0 million, the proceeds from which were used to pay U.S. Bank N.A. (“USB”) all principal and accrued interest due and owing USB under the terms of certain promissory notes issued to USB (the “Notes”). As a result of such payment, together with a payment of approximately $360,000 from existing cash resouces, the Notes, together with all other instruments and agreements executed by the Company and USB providing for the extension of credit by USB to the Company and the Subsidiaries, or otherwise, have terminated, and are of no further force and effect.

The foregoing description of the Merchant Agreement and Continuing Guarantee is qualified, in its entirety, by the full text of the Merchant Agreement and Continuing Guarantee, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2 and is incorporated by reference herein.

Item 5.03
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 22, 2018, the Board of Directors of the Company unanimously adopted amended and restated Bylaws of the Company (the "Restated Bylaws"), which Restated Bylaws resulted in an amendment and restatement of the Company's previous Bylaws in their entirety. A copy of the Restated Bylaws is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 8.01
Other Events.

See Item 1.01 above.

Item 9.01
Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FITLIFE BRANDS, INC.

Date: January 25, 2018	By:	/s/ Michael Abrams
Michael Abrams
Chief Financial Officer

Exhibit No.	Description
EX-3.1	Amended and Restated Bylaws of FitLife Brands, Inc.
EX-10.1	Merchant Agreement by and between NDS Nutrition, Inc., iSatori, Inc., and Compass Bank, d/b/a Commercial Billing Service.
EX-10.2	Continuing Guarantee of FitLife Brands, Inc.